UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2024

Journey Medical Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41063	47-1879539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9237 E Via de Ventura Blvd., Suite 105

Scottsdale, AZ 8525

(Address of principal executive offices)

Registrant’s telephone number, including area code: (480) 434-6670

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DERM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 4, 2024, Journey Medical Corporation (“Journey Medical” or the “Company”) announced preliminary estimated unaudited revenue and selected financial results for the three- and nine-month periods ended September 30, 2024. Journey Medical’s consolidated financial statements for these periods are not yet available. These estimates are based on information currently available to management. Journey Medical’s actual results are not expected to vary materially from the estimated preliminary results included herein. The estimates included in this Current Report on Form 8-K have been prepared by, and are the responsibility of management, and Journey Medical’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the estimates and does not express an opinion or any other form of assurances with respect thereto.

Based on currently available information, Journey Medical expects to report as follows:

Three-Month Period Ended September 30, 2024

•	Total net product revenues of $14.6 for the three-month period ended September 30, 2024, compared to $15.3 million for the same period in 2023.

•	Gross margin of 63.9% for the three-month period ended September 30, 2024, compared to $59% for the same period in 2023.

•	Research and Development (“R&D”) expenses of $0.8 million for the three-month period ended September 30, 2024, compared to $2.2 million for the same period in 2023.

•	Selling, general and administrative (“SG&A”) expenses of $11.4 million for the three-month period ended September 30, 2024, compared to $8.6 million for the same period in 2023. Non-cash share-based compensation expense increased by $1.0 million. The remaining increase is primarily due to the expansion of the Company’s access and coverage platforms and the commencement of the Company’s launch efforts for EmrosiTM (Minocycline Hydrochloride Extended Release Capsules, 40 mg, formerly referred to as “DFD-29”).

•	Net income (loss) of $(2.4) million for three-month period ended September 30, 2024, compared to net income (loss) of $16.8 million for the three months ended September 30, 2023. The decline in net income period-over-period resulted from, in part, the $19.3 million payment made by Maruho Co., Ltd., Journey Medical’s Japanese license partner (“Maruho”), to Journey Medical in connection with the grant by the Company of an exclusive license to Qbrexza in various Asian territories, in August of 2023 (the “Maruho License”).

•	The Company ended the third quarter of 2024 with $22.5 million in cash.

Nine-Month Period Ended September 30, 2024

•	Total net product revenues of $42.5 million for the nine-month period ended September 30, 2024, compared to $44.4 million for the same period in 2023.

•	R&D expense of $9.6 million for the nine-month period ended September 30, 2024, compared to $6.0 million for the same period in 2023. The increase is primarily driven by the $4.1 million filing fee payment to the U.S. Food and Drug Administration (the “FDA”) in January 2024 for DFD-29 and $3.0 million payment for the contractual milestone payment owed to Dr. Reddy’s Laboratories, Ltd (“DRL”) triggered by the FDA’s acceptance of the NDA for DFD-29 in March 2024, offset by lower clinical development expenses.

•	SG&A expenses of $30.4 million for the nine-month period ended September 30, 2024, compared to $34.1 million for the same period in 2023. The decrease is due to the Company’s continued expense management efforts, offset by non-cash share-based compensation, the expansion of the Company’s access and coverage platforms and the commencement of the Company’s launch efforts for DFD-29.

•	Net income (loss) of $(16.2) million for nine-month period ended September 30, 2024, compared to net income (loss) of $(1.7) million for the nine months ended September 30, 2023. The decline in net income period-over-period resulted from, in part, the $19.3 million payment made by Maruho to Journey Medical in connection with the Maruho License.

Other Corporate Update

•	Notification of recovery of cash related to 2021 fraud loss. Pursuant to a stipulation and order signed by the Company on September 19, 2024, the United Stated District Court Southern District of New York through the United States Marshalls will be returning approximately $4.4 million of cash, recovered in connection with the previously disclosed September 2021 cybersecurity incident, to the Company. The Company expects to receive the recovered funds in the fourth quarter of 2024.

The information in this Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall otherwise be expressly set forth by specific reference in such filing.

Updated Financial guidance for the year ended December 31, 2024

                The Company maintains its 2024 financial guidance of the following:

•	Net product revenue anticipated in the range of $55-$60 million

•	SG&A expense anticipated in the range of $39-$42 million

•	R&D expense anticipated in the range of $9-$10 million

Item 8.01.	Other Events.

On November 4, 2024, Journey Medical announced that the FDA has approved EmrosiTM (Minocycline Hydrochloride Extended Release Capsules, 40 mg), formerly referred to as DFD-29, for the treatment of inflammatory lesions of rosacea in adults. Emrosi was developed by Journey Medical in collaboration with DRL. Journey Medical is completing the manufacturing of Emrosi for the U.S. market and anticipates initial supply will be available in late first quarter or early second quarter of 2025. Journey Medical intends to commercialize Emrosi in the U.S. with its commercial team.

As previously disclosed, Journey Medical obtained global rights for the development and commercialization of Emrosi, other than in certain excluded markets, from DRL under a license, collaboration, and assignment agreement (the “DFD-29 Agreement”). Pursuant to the DFD-29 Agreement, the Company is contractually obligated to pay DRL contingent regulatory, commercial, and corporate-based milestone payments. The approval of Emrosi by the FDA on November 4, 2024, triggered a $15.0 million milestone payment obligation to DRL that is due 30 days after the date of the FDA’s approval of the product. Additionally, the Company is required to pay royalties on net sales of Emrosi subject to certain reductions. Milestone payments made upon regulatory approval are capitalized and amortized over the remaining useful life of the related product.

Also as previously disclosed, on December 27, 2023, the Company entered into a Credit Agreement (the “Credit Agreement”) with SWK Funding LLC (“SWK”) that originally provided for a term loan facility in the original principal amount of up to $20.0 million. On July 9, 2024, Journey Medical entered into an amendment to the Credit Agreement with SWK that increased the original principal amount of the credit facility from $20.0 million to $25.0 million. The $5.0 million of additional principal is contractually required to be drawn on by Journey Medical upon FDA approval of DFD-29, subject to the receipt of such approval occurring on or before June 30, 2025. Accordingly, the approval of Emrosi by the FDA triggered the Company’s obligation to draw on the remaining $5.0 million under the Credit Agreement. The Company intends to draw on the $5.0 million in the fourth quarter of 2024 to fund a portion of the $15 million milestone payment noted above.

On November 4, 2024, Journey Medical issued a press release announcing the FDA’s approval of Emrosi a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Press release issued by Journey Medical Corporation, dated November 4, 2024.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this Current Report on Form 8-K, the words “the Company”, “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend,” “potential” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: the fact that our products and product candidates are subject to time and cost intensive regulation and clinical testing and as a result, may never be successfully developed or commercialized; a substantial portion of our sales derive from products that may become subject to third-party generic competition, the introduction of new competitor products, or an increase in market share of existing competitor products, any of which could have a significant adverse impact on our operating income; we operate in a heavily regulated industry, and we cannot predict the impact that any future legislation or administrative or executive action may have on our operations; our revenue is dependent mainly upon sales of our dermatology products and any setback relating to the sale of such products could impair our operating results; competition could limit our products’ commercial opportunity and profitability, including competition from manufacturers of generic versions of our products; the risk that our products do not achieve broad market acceptance, including by government and third-party payors; our reliance third parties for several aspects of our operations; our dependence on our ability to identify, develop, and acquire or in-license products and integrate them into our operations, at which we may be unsuccessful; the dependence of the success of our business, including our ability to finance our company and generate additional revenue, on the successful commercialization of our recently approved product, EmrosiTM, and any future product candidates that we may develop, in-license or acquire; clinical drug development is very expensive, time consuming, and uncertain and our clinical trials may fail to adequately demonstrate the safety and efficacy of our current or any future product candidates; our competitors could develop and commercialize products similar or identical to ours; risks related to the protection of our intellectual property and our potential inability to maintain sufficient patent protection for our technology and products; our business and operations would suffer in the event of computer system failures, cyber-attacks, or deficiencies in our or our third parties’ cybersecurity; the substantial doubt about our ability to continue as a going concern; the effects of major public health issues, epidemics or pandemics on our product revenues and any future clinical trials; our potential need to raise additional capital; Fortress controls a voting majority of our common stock, which could be detrimental to our other shareholders; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Journey Medical Corporation
(Registrant)

	By:	/s/ Claude Maraoui
Claude Maraoui
Chief Executive Officer, President and Director

Date: November 4, 2024